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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in this Form 10-K/A-2 of McCormick & Company, Incorporated and subsidiaries of our report dated January 22, 2002 with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 2001, as amended on this Form 10-K/A-2.

        We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated January 22, 2002, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in its Annual Report on Form 10-K as amended by Form 10-K/A-2 for the year ended November 30, 2001.

Form	Registration Number	Date Filed
S-8	333-57590	03/26/2001
S-3/A	333-46490	01/23/2001
S-8	333-93231	12/21/1999
S-8	333-74963	03/24/1999
S-3	333-47611	03/09/1998
S-8	333-23727	03/21/1997
S-3	33-66614	07/27/1993
S-3	33-40920	05/29/1991
S-8	33-33274	03/02/1990
S-3	33-32712	12/21/1989
S-3	33-24660	03/16/1989
S-3	33-24659	09/15/1988
S-8	33-24658	09/15/1988

                              /s/ Ernst & Young LLP

Baltimore, Maryland
October 7, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS